SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 2, 2000

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                                   THCG, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                  0-26072                            87-0415597
      (State or Other Jurisdiction of               (Commission File Number)                (I.R.S. Employer
       Incorporation or Organization)                                                     Identification No.)



      650 Madison Avenue, 21st Floor, New York, NY                                                  10022
        (Address of Principal Executive Offices)                                                  (Zip Code)

       Registrant's telephone number, including area code: (212) 223-0440


          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

                  On August 2, 2000, THCG, Inc. (the "Company") issued 5,000 shares of its Series A Convertible Participating Preferred Stock (the "Preferred Stock") and a related Warrant (the "Warrant") in a private placement to Castle Creek Technology Partners LLC ("Castle Creek"), a private equity investment fund focused primarily on the technology sector. The gross proceeds of the offering were $5,000,000. The terms of the private placement are more fully described in the Securities Purchase Agreement filed as Exhibit 10.1 hereto.

                  The Preferred Stock has an 8% dividend payable in cash or equity and is convertible (subject to anti-dilution protections) into THCG, Inc. Common Stock, par value $0.01 per share, at a fixed conversion price of $5.039 per share at any time prior to December 29, 2000. Thereafter, the conversion price will be the lower of $5.039 per share or 90% of the prevailing market price of the Common Stock, provided that regardless of the market price for the Common Stock, a maximum of 2,529,568 shares of Common Stock are issuable upon conversion of the Preferred Stock. If the market price of the Common Stock is greater than 200% of the then fixed conversion price of the Preferred Stock for at least 10 consecutive days and if certain other conditions are met, the Company may cause the Preferred Stock to be automatically converted into Common Stock. Unless previously converted by the holder, the Preferred Stock automatically converts into Common Stock on August 2, 2003, and is subject to optional redemption by the Company at any time subject to the payment of premiums and satisfaction of other conditions.

                  The Warrant has a four-year term and entitles the holder to purchase up to 396,899 shares of Common Stock at a fixed exercise price of $5.039 per share throughout the term of the Warrant (subject to anti-dilution protections). If the market price of the Common Stock is greater than 200% of the then fixed exercise price of the Warrant for at least 10 consecutive days and if certain other conditions are met, the Company may cause the Warrant to be automatically exercised for Common Stock.

                  Pursuant to a Registration  Rights  Agreement filed as Exhibit
10.3 hereto, the Company has agreed to file a registration statement under the Securities Act of 1933 registering for resale by the holders thereof the Common Stock underlying the Preferred Stock and the Warrant within 20 business days and to use its best efforts to cause the registration statement to become effective as soon as practicable. The Company may be required to pay Castle Creek certain amounts as specified in the Registration Rights Agreement if the registration statement is not declared effective within 90 days (120 days if the SEC reviews the filing) of August 2, 2000 and is not maintained effective.

                  The Preferred Stock is subject to the terms and conditions of the Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock filed as Exhibit 10.2 hereto. The Warrant is subject to the terms and condition of the Stock Purchase Warrant filed as
Exhibit 10.4 hereto. The foregoing description of the private placement and the Preferred Stock and Warrant and the

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

associated registration rights are qualified in their entirety by reference to the Exhibits to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                  10.1 Securities Purchase Agreement, dated as of August 1, 2000, by and between the Registrant and Castle Creek Technology Partners LLC.

                  10.2              Certificate   of    Designations    of   the
                                    Registrant's     Series    A     Convertible
                                    Participating Preferred Stock.

                  10.3 Registration Rights Agreement, dated as of August 2, 2000, by and between the Registrant and Castle Creek Technology Partners LLC.

                  10.4 Warrant of the Registrant, dated August 2, 2000, issued to Castle Creek Technology Partners LLC.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2000


                                          THCG, INC.

                                          By: /s/ Adi Raviv
                                             ---------------------------
                                          Name:  Adi Raviv
                                          Title: Co-Chairman and
                                                 Chief Financial Officer


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